Ex 99.1

Silverleaf Resorts, Inc. to Present at the Roth 2007 New York Conference

DALLAS--(BUSINESS WIRE)—August 29, 2007 --- Silverleaf Resorts, Inc. (Nasdaq: SVLF) today announced that the Company will be presenting at the Roth 2007 New York Conference at the Westin New York at Times Square Hotel on Thursday, September 6th, 2007. The presentation will begin at 8:00 a.m. Eastern Time.

The investor presentation will be webcast live at the investor information portion of the Company’s website at www.silverleafresorts.com. The webcast will be available for 45 days following the presentation date.

About Silverleaf Resorts

Based in Dallas, Texas, Silverleaf Resorts, Inc. currently owns and operates timeshare resorts with a wide array of country club-like amenities, such as golf, clubhouses, swimming, tennis, boating, and many organized activities for children and adults. For additional information, please visit www.silverleafresorts.com.

This release contains certain forward-looking statements that involve risks and uncertainties and actual results may differ materially from those anticipated. The Company is subject to specific risks associated with the timeshare industry, the regulatory environment, and various economic factors. These risks and others are more fully discussed under the heading “Risk Factors” in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s 2006 Annual Report on Form 10-K (pages 21 through 30 thereof) filed on March 16, 2007.

For more information or to visit our website, click here:
http://www.b2i.us/irpass.asp?BzID=1358&Nav=0&S=0&L=1

Contact:
Silverleaf Resorts, Inc., Dallas
Thomas J. Morris, 214-631-1166  x2218
or
Investor Relations
 ICR, Inc.
William R. Schmitt, 203-682-8200
or
Media
ICR, Inc.
Alecia Pulman, 203-682-8259